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EXHIBIT 99.1


      ERF WIRELESS RESCHEDULES SPECIAL STOCKHOLDER WEBCAST CONFERENCE CALL

          CEO TO DISCUSS POSITIVE DEVELOPMENTS IN CORPORATE INITIATIVES

LEAGUE CITY, Texas, Nov. 06, 2006 /PRNewswire-First Call via COMTEX News Network/ -- ERF Wireless (OTC Bulletin Board:ERFW), the leading provider of enterprise-class wireless broadband products and services for the regional banking industry, announced today that the company has rescheduled its recently publicized special conference call. The webcast conference call will now take place on Wednesday, Nov. 29, 2006, at 3:30 pm Central.

"This special conference call will update ERF Wireless shareholders and other investors on the success the company is having in executing its business plan, including new acquisitions, new business growth, financing, revenue growth, and the formation of new partnerships with some of the nation's largest technology leaders," said Dr. H. Dean Cubley, Chairman of ERF Wireless. Dr. Cubley went on to note that while the company generally schedules conference calls after the close of the fiscal year and the filing of the 10K, management believes recent significant developments have accelerated the successful implementation of the company's business plan and felt it was important to update shareholders before year end.

The webcast conference call is expected to last approximately 60 minutes and will include a presentation by the senior management of ERF Wireless and a 20-minute question and answer period. To ensure that shareholder questions may be fully answered, please submit all questions prior to the call so they may be grouped into general categories and addressed, as time permits, during the last 20 minutes of the call. To submit a question, please email questions@errwireless.com or fax them to 281-538-2121, Attention: Investor Relations, Subject: ERF Wireless Conference Call. You may access the webcast conference call, through the Investor Relations/Events page of our website or by entering the following URL into your browser: http://investor.erfwireless.com/eventdetail.cfm?eventid31484.
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ABOUT ERF WIRELESS
ERF Wireless Inc. is a fully reporting public corporation (OTCBB:ERFW) that specializes in providing secure wireless broadband product and secure service solutions to banking and commercial clients on a national basis. Its principals have been in the network integration, Internet banking, and encryption technology businesses for over twenty years and have constructed encrypted, wireless broadband networks as well as secure Internet banking solutions for hundreds of banks across America. For more information about ERF Wireless, please visit www.erfwireless.com or call 281-538-2101. (ERFWG)

FORWARD-LOOKING STATEMENTS IN THIS RELEASE REGARDING ERF WIRELESS INC. ARE MADE PURSUANT TO THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. INVESTORS ARE CAUTIONED THAT SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, INCLUDING, WITHOUT LIMITATION, CONTINUED ACCEPTANCE OF THE COMPANY'S PRODUCTS, INCREASED LEVELS OF COMPETITION, NEW PRODUCTS AND TECHNOLOGICAL CHANGES, THE COMPANY'S DEPENDENCE UPON THIRD-PARTY SUPPLIERS, INTELLECTUAL PROPERTY RIGHTS, AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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CONTACT:
Clareen O'Quinn
ERF Wireless, Inc.
281-538-2101 ext. 113
coquinn@erfwireless.com


SOURCE ERF Wireless
Clareen O'Quinn of ERF Wireless, Inc., +1-281-538-2101, ext. 113, coquinn@erfwireless.com http://www.erfwireless.com